Exhibit 99.1

FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports First Quarter 2016 Results and Updates 2016 Guidance

•                  $372.3 million of service revenue in the first quarter; 13.0% constant currency growth compared to the first quarter of 2015

•                  First quarter GAAP Net Loss of $16.0 million or $0.27 per diluted share, which includes $28.9 million of one-time transaction-related costs and a $21.5 million loss from the completion of our Senior Note tender offer

•                  $67.4 million of Adjusted EBITDA in the first quarter; 20.8% growth compared to the first quarter of 2015

•                  First quarter Adjusted Net Income per diluted share increased 34.1% to $0.55 per share and Adjusted Net Income increased 35.2% to $34.9 million compared to the first quarter of 2015

•                  Raised guidance for 2016 Adjusted Net Income per diluted share to $2.41-$2.48 from previous guidance of $2.32-$2.42

RALEIGH, N.C., April 27, 2016 — PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended March 31, 2016.

For the three months ended March 31, 2016, service revenue was $372.3 million, which represents growth of 12.2%, or $40.4 million, compared to the first quarter of 2015 at actual foreign exchange rates. On a constant currency basis, service revenue grew $43.1 million, an increase of 13.0% compared to the first quarter of 2015.

Net new business for the quarter ended March 31, 2016 was $476.2 million, representing a book-to-bill ratio of 1.28 for the period. This net new business contributed to an ending backlog of $2.6 billion at March 31, 2016.

“We are off to another solid start in 2016, and I am delighted with our first quarter results, which demonstrate a continuation of our momentum from 2015,” said Colin Shannon, PRA’s Chief Executive Officer. “We continue to execute well across our business, as evidenced by our double- digit revenue growth, our very strong book-to-bill ratio and our increasing backlog.”

Direct costs were $243.5 million during the three months ended March 31, 2016 compared to $219.0 million for the first quarter of 2015. Direct costs were 65.4% of service revenue during the first quarter of 2016 compared to 66.0% of service revenue during the first quarter of 2015. The decrease in direct costs as a percentage of service revenue is primarily related to the favorable impact from foreign currency exchange rate fluctuations.

Selling, general and administrative expenses were $64.0 million during the three months ended March 31, 2016 compared to $60.8 million for the first quarter of 2015. Selling, general and administrative costs were 17.2% of service revenue during the first quarter of 2016 compared to 18.3% of service revenue during the first quarter of 2015. The decrease in selling, general and administrative expenses as a percentage of revenue is primarily related to our continued ability to effectively manage our sales and administrative functions as our Company continues to grow.

For the three months ended March 31, 2016, we incurred transaction-related expenses of $28.9 million. The costs consist of $26.8 million of one-time stock-based compensation expense primarily related to the accelerated vesting of certain performance-based stock options in connection with the announcement of our secondary offering. In addition, we incurred $2.1 million of third-party fees associated with the secondary offering and the closing of our accounts receivable financing agreement.

During the first quarter of 2016, we also incurred a loss on extinguishment of debt of $21.5 million. This loss is associated with our cash tender offer on our Senior Notes, which included $17.4 million of early tender premium, the write-off of $3.7 million of unamortized debt issuance costs and $0.4 million of other costs associated with the transaction.

Reported GAAP net loss was $16.0 million for the three months ended March 31, 2016, or $0.27 per share on a diluted basis, compared to GAAP net income of $17.2 million for the three months ended March 31, 2015, or $0.27 per share on a diluted basis. Our reported loss for the three months ended March 31, 2016 included one-time transaction-related expenses and the loss on extinguishment discussed above.

Reported EBITDA was $11.1 million for the three months ended March 31, 2016, representing a decrease of 81.5% compared to the first quarter of 2015, which also included the effects of the transaction-related expenses and the loss on extinguishment of debt referenced above. Adjusted EBITDA was $67.4 million for the three months ended March 31, 2016, representing growth of 20.8% compared to the first quarter of 2015.

Adjusted Net Income was $34.9 million for the three months ended March 31, 2016, representing 35.2% growth compared to the first quarter of 2015. Adjusted Net Income per diluted share was $0.55 for the three months ended March 31, 2016, representing 34.1% growth compared to the first quarter of 2015.

A reconciliation of our non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share, to the corresponding GAAP measures is included in this press release.

2016 Guidance

For 2016, the Company is updating its guidance taking into account strength in the underlying business, the impact of one-time transaction-related expenses incurred in the first quarter, the impact of upsizing the cash tender offer, the completion of the accounts receivable financing agreement and the movement in current foreign exchange rates. As a result the Company is maintaining its guidance for service revenue of between $1.530 billion and $1.570 billion, representing constant currency growth of 11% to 14%. We are reducing our GAAP earnings per diluted share to between $1.08 and $1.15 per share, compared to previous guidance of $1.56 and $1.66 per share. The reduction in our GAAP earnings per diluted share is driven by the transaction-related costs and loss on extinguishment of debt referenced above. Finally, we are increasing our Adjusted Net Income per diluted share to $2.41 to $2.48 per share, compared to previous guidance of $2.32 to $2.42 per share. This financial guidance assumes a EURO rate of 1.14 and a GBP rate of 1.45. All other foreign currency exchange rates are as of April 22, 2016.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on April 28, 2016, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 93641672. The conference call will also be accessible, live via audio broadcast, on the Investors section of the PRA website at www.prahs.com/investors. A replay of the conference call will be available online at www.prahs.com/investors. In addition, an audio replay will be available for one week and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 93641672.

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes approximately 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and approximately 12,000 employees worldwide. Since 2000, PRA has performed approximately 3,300 clinical trials worldwide and has worked on more than 100 marketed drugs across several therapeutic areas. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 60 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investors’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Linda Baddour

Chief Financial Officer

Mike Bonello

Senior Vice President, Accounting and Corporate Controller

919.786.8270

InvestorRelations@PRAHS.com

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K filed with the SEC on February 25, 2016. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Net Income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures are more indicative of our operating results as they exclude certain items whose fluctuation from period- to- period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and Adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net (loss) income before interest, taxes, depreciation and amortization. Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude stock-based compensation expense, loss on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses and gains, other (expense) income, equity in losses of unconsolidated joint ventures, transaction and acquisition-related costs, relocation costs, severance costs and restructuring charges, foreign research and development credits, lease termination costs,  non-cash rent adjustments and other one-time charges. Adjusted Net Income is also adjusted to exclude amortization of intangible assets and amortization of deferred financing costs. Adjusted Income from Operations is adjusted to exclude management fees, stock-based compensation expense, loss on disposal of fixed assets, transaction and acquisition-related costs, relocation costs, severance costs and restructuring charges, foreign research and development credits, non-cash rent adjustments, other one-time charges and amortization of intangible assets. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net (loss) income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•                  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•                  EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•                  EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•                  other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Service revenue	$372,320	$331,968
Reimbursement revenue	57,903	56,610
Total revenue	430,223	388,578
Operating expenses:
Direct costs	243,487	218,961
Reimbursable out-of-pocket costs	57,903	56,610
Selling, general and administrative	63,990	60,835
Transaction-related costs	28,916	—
Depreciation and amortization	16,953	19,235
Loss on disposal of fixed assets	28	—
Income from operations	18,946	32,937
Interest expense, net	(15,366)	(15,393)
Loss on extinguishment of debt	(21,485)	—
Foreign currency (losses) gains, net	(2,790)	9,066
Other expense, net	—	(464)
(Loss) income before income taxes and equity in losses of unconsolidated joint ventures	(20,695)	26,146
(Benefit from) provision for income taxes	(5,264)	8,022
(Loss) income before equity in losses of unconsolidated joint ventures	(15,431)	18,124
Equity in losses of unconsolidated joint ventures, net of tax	(538)	(937)
Net (loss) income	$(15,969)	$17,187
Net (loss) income per share attributable to common stockholders:
Basic	$(0.27)	$0.29
Diluted	$(0.27)	$0.27
Weighted average common shares outstanding:
Basic	60,199	59,815
Diluted	60,199	62,777

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$97,644	$121,065
Restricted cash	5,432	5,060
Accounts receivable and unbilled services, net	420,137	415,077
Other current assets	35,833	32,574
Total current assets	559,046	573,776
Fixed assets, net	83,143	80,691
Goodwill	1,010,819	1,014,798
Intangible assets, net	526,180	533,938
Other assets	26,523	25,540
Total assets	$2,205,711	$2,228,743
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,853	$57,096
Accrued expenses and other current liabilities	139,060	139,155
Advanced billings	323,936	333,729
Total current liabilities	518,849	529,980
Long-term debt, net	880,583	889,514
Other long-term liabilities	97,442	106,527
Total liabilities	1,496,874	1,526,021
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized shares at March 31, 2016 and December 31, 2015; 60,505,981 and 60,245,009 issued and outstanding at March 31, 2016 and December 31, 2015, respectively	605	602
Additional paid-in capital	856,710	828,347
Accumulated other comprehensive loss	(138,589)	(132,307)
(Accumulated deficit) retained earnings	(9,889)	6,080
Total stockholders’ equity	708,837	702,722
Total liabilities and stockholders’ equity	$2,205,711	$2,228,743

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net (loss) income	$(15,969)	$17,187
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	16,953	19,235
Amortization of debt issuance costs and discount	1,195	1,649
Amortization of terminated interest rate swaps	899	—
Stock-based compensation	1,504	775
Non-cash transaction-related costs	26,827	—
Unrealized foreign currency losses (gains)	3,888	(11,375)
Loss on extinguishment of debt	3,661	—
Deferred income taxes	(13,820)	(1,753)
Other reconciling items	567	2,538
Changes in operating assets and liabilities:
Accounts receivable, unbilled services and advanced billings	(17,384)	(49,429)
Other operating assets and liabilities	(5,617)	24,579
Net cash provided by operating activities	2,704	3,406
Cash flows from investing activities:
Purchase of fixed assets	(8,138)	(7,610)
Cash paid for interest on interest rate swap	(302)	—
Acquisition of Nextrials, Inc., net of cash acquired	(4,647)	—
Net cash used in investing activities	(13,087)	(7,610)
Cash flows from financing activities:
Proceeds from accounts receivable financing agreement	120,000	—
Repayment of senior notes	(133,559)	—
Repayment of term debt	—	(15,000)
Borrowings on line of credit	110,000	—
Repayments of line of credit	(110,000)	—
Payment for common stock issuance costs	—	(525)
Proceeds from stock option exercises	40	14
Net cash used in financing activities	(13,519)	(15,511)
Effects of foreign exchange changes on cash and cash equivalents	481	(1,474)
Change in cash and cash equivalents	(23,421)	(21,189)
Cash and cash equivalents, beginning of period	121,065	85,192
Cash and cash equivalents, end of period	$97,644	$64,003

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Net (loss) income	$(15,969)	$17,187
Depreciation and amortization	16,953	19,235
Interest expense, net	15,366	15,393
(Benefit from) provision for income taxes	(5,264)	8,022
EBITDA	11,086	59,837
Stock-based compensation expense (a)	1,504	775
Loss on disposal of fixed assets, net (b)	28	—
Loss on extinguishment of debt (c)	21,485	—
Foreign currency losses (gains), net (d)	2,790	(9,066)
Other expense, net (e)	—	464
Equity in losses of unconsolidated joint ventures, net of tax	538	937
Transaction-related costs (f)	28,916	83
Lease termination expense (g)	25	2,030
Non-cash rent adjustment (h)	987	646
Other one-time charges (i)	—	36
Adjusted EBITDA	$67,359	$55,742

Net (loss) income	$(15,969)	$17,187
Amortization of intangible assets	11,320	14,107
Amortization of deferred financing costs	1,195	1,649
Amortization of terminated interest rate swaps	899	—
Stock-based compensation expense (a)	1,504	775
Loss on disposal of fixed assets, net (b)	28	—
Loss on extinguishment of debt (c)	21,485	—
Foreign currency losses (gains), net (d)	2,790	(9,066)
Other expense, net (e)	—	464
Equity in losses of unconsolidated joint ventures, net of tax	538	937
Transaction-related costs (f)	28,916	83
Lease termination expense (g)	25	2,030
Non-cash rent adjustment (h)	987	646
Other one-time charges (i)	—	36
Total adjustments	69,687	11,661
Tax effect of total adjustments (j)	(18,831)	(3,039)
Adjusted net income	$34,887	$25,809

Shares used in computing GAAP net (loss) income per diluted share	60,199	62,777
Effect of certain securities considered anti-dilutive under GAAP (k)	3,669	—
Shares used in computing adjusted net income per diluted share	63,868	62,777

Adjusted net income per diluted share	$0.55	$0.41

(a)         Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs.

(b)         Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)          Loss on extinguishment of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(d)         Foreign currency losses (gains), net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)         Other expense, net represents income and expense that are non-operating and whose fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(f)         Transaction-related costs primarily relate to costs incurred in connection with the March 2016 secondary offering and receivables financing agreement. These costs include $26.9 million of one-time non-cash stock-based compensation expense primarily related to the accelerated vesting of certain performance-based stock options in connection with the announcement of our secondary offering.  In addition, we incurred $2.1 million of third-party fees associated with the secondary offering and the closing of our accounts receivable financing agreement.

(g)         Lease termination expenses represent charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(h)        We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated condensed statement of operations and the amount of cash actually paid.

(i)             Represents charges incurred that are not considered part of our core operating results.

(j)           Represents the tax effect of the total adjustments at our estimated effective tax rate.

(k)         Adjustment represents the weighted average number of equity-based awards issued under the Company’s equity incentive plans calculated using the treasury stock method that were excluded from shares used in computing GAAP diluted net loss per share due to reporting a net loss under GAAP for the period.

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